Exhibit 99.1

Eclipse Resources Corporation Provides Fourth Quarter and Full Year 2018 Production Results and Year-End 2018 Proved Reserves

STATE COLLEGE, PA- February 14, 2019- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today is pleased to announce fourth quarter and full year 2018 production results along with year-end 2018 proved reserves.

Fourth Quarter and Full Year 2018 Results

The Company reported fourth quarter 2018 average net production of 404.5 MMcfe per day and reported full year 2018 average net production of 343.2 MMcfe per day, which were both above the high end of the Company’s previously issued guidance and analyst consensus estimates. For the fourth quarter of 2018, the Company’s production mix was 72% natural gas, 16% natural gas liquids (“NGLs”) and 12% oil, while the production mix for the full year 2018 was 72% natural gas, 17% NGLs and 11% oil.

Proved Reserves

The Company has recently received its annual reserve report as prepared by its independent reservoir engineering firm, Software Integrated Solutions (SIS) Division of Schlumberger Technology Corporation, which estimated the Company’s proved reserves (based on SEC pricing) at December 31, 2018 to be 1.86 Tcfe, a 28% increase compared to proved reserves at December 31, 2017. The composition by product of the year-end 2018 reserves was 82% natural gas, 7% oil and 11% NGLs. This increase in reserves was driven predominately by an increase in proved developed producing reserves which increased by 68% to 665 Bcfe related to new wells coming into production during 2018 and from the addition of incremental proved undeveloped reserves. SEC prices for reserves were calculated as of December 31, 2018 and among other items calibrated for quality, energy content and market differentials with the average adjusted product price weighted by production over the remaining lives of the properties being $59.12 per Bbl for oil, $2.99 per Mcf for natural gas, and $26.41 per Bbl of NGLs. Utilizing SEC pricing as of December 31, 2018, the PV101 of the Company’s total proved reserves increased by 87% to approximately $1.37 billion, and the PV101 of the Company’s proved developed producing reserves increased by 72% to approximately $671 million, compared to the Company’s respective reserves at December 31, 2017.

For the year 2018, the Company estimates that its drill-bit only finding and development cost, excluding revisions, was $0.47 per Mcfe. The all sources finding and development cost for estimated proved reserve additions, including revisions was $0.70 per Mcfe, which included the Company’s acquisition of the “Flat Castle” acreage in Pennsylvania. The finding and development costs are based on the Company’s preliminary and unaudited 2018 capital costs. Final capital costs will be provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and may differ materially from the Company’s estimates. Additional disclosure can be found at the end of this press release.

[1]	Non-GAAP measure. See disclosures in this press release for details.

Non-GAAP Disclosure

Year-end pre-tax PV10 value is a non-GAAP financial measure as defined by the SEC. Eclipse Resources believes that the presentation of pre-tax PV10 value is relevant and useful to the Company’s investors because it presents the discounted future net cash flows attributable to Eclipse Resources’ reserves prior to taking into account corporate future income taxes and the Company’s current tax structure. Eclipse Resources further believes investors and creditors use pre-tax PV10 value as a basis for comparison of the relative size and value of the Company’s reserves as compared with other companies.

The GAAP financial measure most directly comparable to pre-tax PV10 is the standardized measure of discounted future net cash flows (“Standardized Measure”). Eclipse Resources is not yet able to provide a reconciliation of pre-tax PV10 to Standardized Measure because the discounted future income taxes associated with the Company’s reserves is not yet calculable. Eclipse Resources expects to include a full reconciliation of pre-tax PV10 to Standardized Measure in its Annual Report on Form 10-K for the year ended December 31, 2018.

In this release, Eclipse Resources has provided all sources finding and development cost per unit for estimated proved reserve additions, including revisions and drill-bit only finding and development cost per unit, excluding revisions. These non-GAAP metrics are commonly used in the exploration and production industry by companies, investors and analysts in order to measure a company’s ability of adding and developing reserves at a reasonable cost. The finding and development costs per unit are statistical indicators that have limitations, including their predictive and comparative value. In addition, because the finding and development costs per unit do not consider the cost or timing of future production of new reserves, such measures may not be adequate measures of value creation. These reserve metrics may not be comparable to similarly titled measurements used by other companies. Calculations for all sources and drill-bit only finding and development cost per unit are based on costs incurred in 2018. The calculations for both all sources and drill-bit only finding and development cost per unit do not include future development costs required for the development of proved undeveloped reserves.

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 3, 2018, as amended (the “2017 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include, but are not limited to, statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; general economic conditions; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.

Eclipse Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2017 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Eclipse Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Eclipse Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@eclipseresources.com